Registration No. 333-146904
As filed with the Securities and Exchange Commission on September 4, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-0411980
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Address, including zip code, and telephone
number, including area code, of registrant’s principal executive offices)
The Gillette Company Employees’ Savings Plan

Steven W. Jemison, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-7854
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

EXPLANATORY NOTE
On October 24, 2007, The Procter & Gamble Company (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-146904) (the “2007 Registration Statement”) registering 14,000,000 shares of the Company’s common stock (without par value) (the “Common Stock”) for issuance under The Gillette Company Employees’ Savings Plan. The Gillette Company Employees’ Savings Plan is now being merged into The Procter & Gamble Savings Plan, with the latter plan surviving. As a result of the merger, the Company has terminated all offerings of its securities under the 2007 Registration Statement. Accordingly, pursuant to the undertakings contained in the 2007 Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the 2007 Registration Statement to deregister 11,690,336 shares of Common Stock registered under the 2007 Registration Statement which remain unissued as of the time of the merger on September 4, 2009 (the “Unsold Shares”). The Company is concurrently filing a separate Registration Statement on Form S-8 (the “New Registration Statement”) to register the Unsold Shares with respect to The Procter & Gamble Savings Plan. The $25,505 registration fee previously paid by the Company to register 11,690,336 shares of Common Stock being deregistered under this Post-Effective Amendment No. 1 to the 2007 Registration Statement will be carried forward and applied to the registration fee due as a result of registering the same number of shares of Common Stock on the New Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
No.	Description
(24)	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 4th day of September, 2009.

THE PROCTER & GAMBLE COMPANY
By:	/s/ Jon R. Moeller
	Name:	Jon R. Moeller
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on September 4, 2009.

Signature	Title

*	President, Chief Executive Officer (Principal
Robert A. McDonald	Executive Officer) and Director

*	Chairman of the Board
A.G. Lafley

*	Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller

*	Comptroller (Principal Accounting Officer)
Valarie L. Sheppard

*	Director
Kenneth I. Chenault

*	Director
Scott D. Cook

*	Director
Rajat K. Gupta

Signature	Title

*	Director
Charles R. Lee

*	Director
Lynn M. Martin

*	Director
W. James McNerney, Jr.

*	Director
Johnathan A. Rodgers

*	Director
Ralph Snyderman

*	Director
Patricia A. Woertz

*	Director
Ernesto Zedillo

*By:	/s/ Steven W. Jemison Steven W. Jemison as Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description
(24)	Power of Attorney